REGISTRATION STATEMENT NO. 333-_____
                                   Filed April 9, 1998


                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933


                       COASTAL FINANCIAL CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

                Delaware                                  57-0925911
     -------------------------------                  --------------------
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)


                          2619 North Oak Street
                    Myrtle Beach, South Carolina 29577
                             (803) 448-5151
                 ----------------------------------------
                 (Address of principal executive offices)

                   1990 Stock Option and Incentive Plan
                   ------------------------------------
                         (Full title of the Plan)


                                             Copies to:
     Michael C. Gerald                       Eric S. Kracov, Esquire
     President                               Breyer & Aguggia
     Coastal Financial Corporation           1300 I Street, N.W.
     2619 N. Oak Street                      Suite 470 East
     Myrtle Beach, South Carolina  29577     Washington, D.C.  20005
     (803) 448-5151                          (202) 737-7900
     ------------------------------------
     Name, address and telephone
     number of agent for service


                        Page 1 of 5 Pages
                 Exhibit Index Appears on Page 3

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                     Calculation of Registration Fee
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Title of
Securities     Amount      Proposed Maximum  Proposed Maximum   Amount of
to be          to be       Offering Price    Aggregate          Registration
Registered     Registered  Per Share(1)      Offering Price(1)  Fee
------------------------------------------------------------------------------
Common Stock,
$.01 par
value          200,000      $22.38(2)         $4,475,000        $1,320
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(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $22.38, based upon the average of the high and low trading prices of the common stock, $.01 par value per share (the "Common Stock"), of Coastal Financial Corporation (the "Registrant"), as reported on the Nasdaq Stock Market on April 8, 1998.

(2) 200,000 additional shares are being registered for issuance pursuant to the 1990 Stock Option and Incentive Plan ("Option Plan"). In addition, this Registration Statement covers an indeterminate number of shares reserved for issuance pursuant to the Option Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

                           ------------------------

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

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                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                             EXPLANATORY NOTE

     The contents of previously filed Registration Statements for Coastal Financial Corporation, dated September 18, 1992 (Registration No. 33-52212) and December 11, 1996 (Registration No. 333-1274), are hereby incorporated by reference. This registration statement is being filed to register additional shares of Common Stock.

Item 8.   Exhibits
------

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

     No.                 Exhibit
     ---                 -------

      5             Opinion of Breyer & Aguggia

     23.1           Consent of KPMG Peat Marwick LLP

     23.2           Consent of Breyer & Aguggia (see Exhibit 5)

     24             Power of attorney (see signature pages)

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                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Coastal Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Myrtle Beach, and State of South Carolina the 9th day of April 1998.

                                   COASTAL FINANCIAL CORPORATION


                                   By: /s/ Michael C. Gerald
                                       ---------------------------------------
                                       Michael C. Gerald
                                       President and Chief Executive Officer
                                      (Principal Executive Officer)


                            POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Michael C. Gerald his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


By:/s/ Michael C. Gerald                         Date:  April 9, 1998
   ----------------------------------------
   Michael C. Gerald
   President, Chief Executive Officer and
   Director (Principal Executive Officer)


By:/s/ Jerry L. Rexroad                          Date:  April 9, 1998
   ----------------------------------------
   Jerry L. Rexroad
   Executive Vice President and Chief
   Financial Officer (Principal Financial
   and Accounting Officer)


By:/s/ James T. Clemmons                         Date:  April 9, 1998
   ----------------------------------------
   James T. Clemmons
   Chairman of the Board

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By:/s/ James C. Benton                           Date:  April 9, 1998
   ----------------------------------------
   James C. Benton
   Director


By:/s/ G. David Bishop                           Date:  April 9, 1998
   ----------------------------------------
   G. David Bishop
   Director


By:/s/ Harold D. Clardy                          Date:  April 9, 1998
   ----------------------------------------
   Harold D. Clardy
   Director


By:/s/ James P. Creel                            Date:  April 9, 1998
   ----------------------------------------
   James P. Creel
   Director


By:/s/ Samuel A. Smart                           Date:  April 9, 1998
   ----------------------------------------
   Samuel A. Smart
   Director


By:/s/ Wilson B. Springs                         Date:  April 9, 1998
   ----------------------------------------
   Wilson B. Springs
   Director


By:/s/ James H. Dusenbury                        Date:  April 9, 1998
   ----------------------------------------
   James H. Dusenbury
   Director

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                               Exhibit 5

                       Opinion of Breyer & Aguggia

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                                                 1300 I Street, N.W.
                                                 Suite 470 East
                                                 Washington, D.C. 20005
                                                 Telephone: (202) 737-7900
Breyer & Aguggia                                 Facsimile: (202) 737-7979
------------------------------------------------------------------------------
ATTORNEYS AT LAW





                          April 9, 1998



Board of Directors
Coastal Financial Corporation
2619 N. Oak Street
Myrtle Beach, South Carolina  29577

Gentlemen:

    We have acted as special counsel to Coastal Financial Corporation, an Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("Registration Statement") under the Securities Act of 1933, as amended, relating to the registration of up to 200,000 additional shares of Company common stock, $.01 par value per share ("Common Stock"), to be issued pursuant to the Company's 1990 Stock Option Plan and Incentive Plan (the "Option Plan") upon the exercise of stock options ("Option Rights"). You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

    We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to and in accordance with the terms of the Plan will be duly and validly issued, fully paid, and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                        Sincerely,

                        /s/ Breyer & Aguggia

                        BREYER & AGUGGIA

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                           Exhibit 23.1

                 Consent of Independent Auditors

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KPMG Peat Marwick LLP

     One Insignia Financial Plaza                Telephone (864) 250-2600
     P.O. Box 10529                              Fax (864) 235-7542
     Greenville, SC 29603


                       INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Coastal Financial Corporation

We consent to the use of our report dated October 17, 1997 related to the audits of the consolidated balance sheets of Coastal Financial Corporation as of September 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1997, incorporated by reference herein.


                                   /s/ KPMG Peat Marwick LLP

Greenville, South Carolina
April 8, 1998

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                               Exhibit 23.2

               Consent of Breyer & Aguggia (see Exhibit 5)

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                               Exhibit 24

                  Power of Attorney (see signature page)

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